News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS NOVEMBER 2009
OPERATIONAL PERFORMANCE

HOUSTON, Dec. 1, 2009 – Continental Airlines (NYSE: CAL) today reported a November consolidated (mainline plus regional) load factor of 80.5 percent, 3.2 points above the November 2008 consolidated load factor, and a record mainline load factor of 81.1 percent, 3.3 points above the November 2008 mainline load factor.  The carrier reported a domestic mainline November load factor of 83.3 percent, 2.7 points above the November 2008 domestic mainline load factor, and a record international mainline load factor of 78.8 percent, 3.8 points above November 2008.

During November, Continental recorded a U.S. Department of Transportation (DOT) on-time arrival rate of 86.2 percent, a record for the month, and a mainline segment completion factor of 99.6 percent.

In November 2009, Continental flew 6.8 billion consolidated revenue passenger miles (RPMs) and 8.4 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic increase of 2.9 percent and a capacity decrease of 1.2 percent as compared to November 2008. In November 2009, Continental flew 6.0 billion mainline RPMs and 7.4 billion mainline ASMs, resulting in a mainline traffic increase of 2.7 percent and a mainline capacity decrease of 1.4 percent as compared to November 2008. Domestic mainline traffic was 3.2 billion RPMs in November 2009, up 2.9 percent from November 2008, and domestic mainline capacity was 3.8 billion ASMs, down 0.5 percent from November 2008.

For November 2009, consolidated passenger revenue per available seat mile (RASM) is estimated to have decreased between 7.0 and 9.0 percent compared to November 2008, while mainline RASM is estimated to have decreased between 8.0 and 10.0 percent. The ranges of the year-over-year RASM estimates for the month of November are wider than usual due to processing delays associated with the transition to Star Alliance.

For October 2009, consolidated passenger RASM decreased 14.2 percent compared to October 2008, while mainline passenger RASM decreased 15.2 percent compared to October 2008.

Continental anticipates ending 2009 with an unrestricted cash, cash equivalents and short-term investments balance of approximately $2.5 billion.

Continental’s regional operations had a November load factor of 75.9 percent, 2.8 points above the November 2008 regional load factor. Regional RPMs were 743.8 million and regional ASMs were 980.4 million in November 2009, resulting in a traffic increase of 4.0 percent and a capacity increase of 0.3 percent versus November 2008.

Continental Airlines is the world’s fifth largest airline.  Continental, together with Continental Express and Continental Connection, has more than 2,400 daily departures throughout the Americas, Europe and Asia, serving 130 domestic and 132 international destinations.   Continental is a member of Star Alliance, which provides access to more than 900 additional points in 169 countries via 24 other member airlines.  With more than 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.

Celebrating its 75th anniversary this year, Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.  For the sixth consecutive year, FORTUNE magazine named Continental the No. 1 World’s Most Admired Airline on its 2009 list of World’s Most Admired Companies. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2008 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the significant volatility in the cost of aircraft fuel, its transition to a new global alliance, the consequences of its high leverage and other significant capital commitments, its high labor and pension costs, delays in scheduled aircraft deliveries, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the recession in the U.S. and global economies, the airline pricing environment, terrorist attacks, regulatory matters, excessive taxation, industry consolidation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

(more)

PRELIMINARY TRAFFIC RESULTS
NOVEMBER	2009	2008	Change
REVENUE PASSENGER MILES (000)
Domestic	3,167,699	3,079,293	2.9	Percent

International	2,856,964	2,784,408	2.6	Percent
Transatlantic	1,412,455	1,465,741	-3.6	Percent
Latin America	848,364	801,485	5.8	Percent
Pacific	596,145	517,182	15.3	Percent

Mainline	6,024,663	5,863,701	2.7	Percent
Regional	743,767	715,003	4.0	Percent
Consolidated	6,768,430	6,578,704	2.9	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,801,151	3,819,969	-0.5	Percent

International	3,623,427	3,712,195	-2.4	Percent
Transatlantic	1,762,500	1,986,001	-11.3	Percent
Latin America	1,053,031	1,016,962	3.5	Percent
Pacific	807,896	709,232	13.9	Percent

Mainline	7,424,578	7,532,164	-1.4	Percent
Regional	980,376	977,543	0.3	Percent
Consolidated	8,404,954	8,509,707	-1.2	Percent
PASSENGER LOAD FACTOR
Domestic	83.3 Percent	80.6 Percent	2.7	Points

International	78.8 Percent	75.0 Percent	3.8	Points
Transatlantic	80.1 Percent	73.8 Percent	6.3	Points
Latin America	80.6 Percent	78.8 Percent	1.8	Points
Pacific	73.8 Percent	72.9 Percent	0.9	Points

Mainline	81.1 Percent	77.8 Percent	3.3	Points
Regional	75.9 Percent	73.1 Percent	2.8	Points
Consolidated	80.5 Percent	77.3 Percent	3.2	Points
ONBOARD PASSENGERS
Mainline	3,470,421	3,487,165	-0.5	Percent
Regional	1,374,653	1,325,422	3.7	Percent
Consolidated	4,845,074	4,812,587	0.7	Percent
CARGO REVENUE TON MILES (000)
Total	92,020	79,021	16.5	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2009	2008	Change
REVENUE PASSENGER MILES (000)
Domestic	37,133,151	39,504,455	-6.0	Percent

International	35,954,063	36,967,642	-2.7	Percent
Transatlantic	18,482,625	19,814,324	-6.7	Percent
Latin America	10,587,178	10,652,411	-0.6	Percent
Pacific	6,884,260	6,500,907	5.9	Percent

Mainline	73,087,214	76,472,097	-4.4	Percent
Regional	8,510,015	9,103,936	-6.5	Percent
Consolidated	81,597,229	85,576,033	-4.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	43,798,617	47,447,699	-7.7	Percent

International	45,542,892	47,198,249	-3.5	Percent
Transatlantic	23,306,459	25,674,637	-9.2	Percent
Latin America	13,036,567	12,991,056	0.4	Percent
Pacific	9,199,866	8,532,556	7.8	Percent

Mainline	89,341,509	94,645,948	-5.6	Percent
Regional	11,124,994	11,963,468	-7.0	Percent
Consolidated	100,466,503	106,609,416	-5.8	Percent
PASSENGER LOAD FACTOR
Domestic	84.8 Percent	83.3 Percent	1.5	Points

International	78.9 Percent	78.3 Percent	0.6	Points
Transatlantic	79.3 Percent	77.2 Percent	2.1	Points
Latin America	81.2 Percent	82.0 Percent	-0.8	Points
Pacific	74.8 Percent	76.2 Percent	-1.4	Points

Mainline	81.8 Percent	80.8 Percent	1.0	Point
Regional	76.5 Percent	76.1 Percent	0.4	Points
Consolidated	81.2 Percent	80.3 Percent	0.9	Points
ONBOARD PASSENGERS
Mainline	41,740,782	44,894,665	-7.0	Percent
Regional	15,775,617	16,597,677	-5.0	Percent
Consolidated	57,516,399	61,492,342	-6.5	Percent
CARGO REVENUE TON MILES (000)
Total	852,270	934,259	-8.8	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
NOVEMBER	2009	2008	Change
On-Time Performance 1	86.2%	80.7%	5.5	Points
Completion Factor 2	99.6%	99.9%	(0.3)	Points
October 2009 year-over-year consolidated RASM change			(14.2)	Percent
October 2009 year-over-year mainline RASM change			(15.2)	Percent
November 2009 estimated year-over-year consolidated RASM change			(7.0) - (9.0)	Percent
November 2009 estimated year-over-year mainline RASM change			(8.0) - (10.0)	Percent
November 2009 estimated average price per gallon of fuel, including fuel taxes			2.05	Dollars
Fourth Quarter 2009 estimated average price per gallon of fuel, including fuel taxes			1.99	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

	###